Exhibit 99.1

February 27, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Participate in
Simmons Energy Conference

TULSA, Okla. – Feb. 27, 2013 -- ONEOK Partners, L.P. (NYSE: OKS) will participate in the Simmons Energy Conference in Las Vegas, Nev., on Feb. 28, 2013.
Terry K. Spencer, president of ONEOK Partners, and Derek S. Reiners, senior vice president, chief financial officer and treasurer of ONEOK Partners, will conduct a series of one-on-one meetings with investment-community representatives at the conference.
The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, on Thursday, Feb. 28, 2013, beginning at 5 a.m. Pacific Standard Time (7 a.m. Central Standard Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

###